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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (No. 333-101124 and 333-101123) pertaining to (i) the Mariner Health Care, Inc. 2002 Stock Incentive Plan and (ii) the Mariner Health Care, Inc. 2003 Outside Directors' Stock Incentive Plan, of our report dated February 20, 2004 with respect to the consolidated financial statements and schedule of Mariner Health Care, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


Ernst & Young LLP

March 12, 2004
Atlanta, Georgia